UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

VERSUM MATERIALS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Versum Materials circulated the following email to certain of its employees on April 12, 2019:

Employee Email

Versum Team –

I want to take this opportunity to share my excitement about our definitive agreement with Merck KGaA, Darmstadt, Germany, which we announced this morning. There’s been a lot of interest around Versum and our future over the last few months, and with today’s news, we’re officially embarking on our next chapter. This interest is directly related to all our efforts over the last few years to create such a great, dynamic company. You can find the announcement press release on our website.

For those of you who aren’t familiar, Merck KGaA, Darmstadt, Germany, is a leading science and technology company active in healthcare, life science and performance materials founded over 350 years ago. Its three strategic priorities, “Performance, People & Technology,” align closely with our values. In order to strengthen its global leadership position, Merck KGaA, Darmstadt, Germany, is focused on industry-leading research, employing over 7,200 R&D professionals – last year alone, the company spent $2.5 billion on R&D. Merck KGaA, Darmstadt, Germany, views North America as a core pillar to its success, and currently employs over 10,000 people here.

I want to be clear that we have agreed to a deal with Merck KGaA, Darmstadt, Germany, because we firmly believe that it is in the best interest of all Versum stakeholders, including employees. Merck KGaA, Darmstadt, Germany, has a strong track record as a long-term employer: over the last decade, Merck KGaA, Darmstadt, Germany, has completed more than $24 billion of acquisitions in the U.S., including acquisitions of Millipore in 2010 and Sigma-Aldrich in 2015. Importantly, Merck KGaA, Darmstadt, Germany, has maintained a significant presence in each of the cities in which the companies it acquired were headquartered. This deal is no different. Merck KGaA, Darmstadt, Germany’s strategy will be to maintain our global operations for the combined electronic materials business. They are well aware of the contributions from Tempe, Arizona and each of our sites, and are committed to accelerating innovation with Versum’s global R&D and manufacturing footprint. This is truly exciting! Your talent has enabled us to execute our strategy and attracted Merck KGaA, Darmstadt, Germany, to our company, and we are confident that as part of Merck KGaA, Darmstadt, Germany. Versum employees will become an integral part of a leading electronic materials business and will benefit from new and exciting career development opportunities.

This transaction brings together complementary businesses to advance innovation in performance materials. Our respective businesses have very little product overlap, and will create a complementary portfolio of materials, equipment and services for the semiconductor and display industries. Our customers will benefit from our combined R&D capabilities, which will enable faster innovation cycles, speedy execution of projects and strengthen our product offerings. As part of Merck KGaA, Darmstadt, Germany, we will have increased scale, enhanced global presence and a stronger supply chain, allowing us to provide better technology solutions to customers and ensure reliable supply worldwide.

I would like to thank all of you. As I’ve said before, it should be no surprise that there’s been great interest in our business – both the Materials and DS&S segments continue to outperform the market, and our Advanced Materials business has tremendous innovation momentum. Merck KGaA, Darmstadt, Germany, has been dedicated to pursuing this transaction, which is a testament to the power of Versum and the talent of our people. As Merck KGaA, Darmstadt, Germany, has publicly stated, they believe in the strength of our combined team and are committed to significant and sustained investment in Versum employees. This would not be possible without your hard work and dedication.

We expect the transaction to close in the second half of 2019. Until then, we will continue to operate as separate companies, and it is business as usual at Versum. As you’ve heard me say many times now, it is essential that we remain focused on running our business as we always have, with an unwavering commitment to strong execution of our defined strategy and a focus on safety.

We will be hosting a Town Hall with Merck KGaA, Darmstadt, Germany’s CEO, Stefan Oschmann, today at 10:00 AM MST to discuss the announcement further. I know that you will have many more questions and we will do our best to provide you with answers as soon as they are available.

The significant interest in Versum underscores the strength of our team and our business, and I am very proud of what we have accomplished. Thank you all again for your contributions and dedication to Versum.

Sincerely,

Guillermo

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Versum Materials, Inc. (“Versum”) management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include the following: Merck KGaA, Darmstadt, Germany’s ability to successfully complete the proposed acquisition of Versum or realize the anticipated benefits of the proposed transaction in the expected time-frames or at all; Merck KGaA, Darmstadt, Germany’s ability to successfully integrate Versum’s operations into those of Merck KGaA, Darmstadt, Germany; such integration may be more difficult, time-consuming or costly than expected; the failure to obtain Versum’s stockholders’ approval of the proposed transaction; the failure of any of the conditions to the proposed transaction to be satisfied; revenues following the proposed transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the proposed transaction; the retention of certain key employees at Versum; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the impact of the proposed transaction on Versum’s credit rating; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; delays in obtaining any approvals required for the proposed transaction or an inability to obtain them on the terms proposed or on the anticipated schedule; the impact of indebtedness incurred by Merck KGaA, Darmstadt, Germany, in connection with the proposed transaction; the effects of the business combination of Versum and Merck KGaA, Darmstadt, Germany, including the combined company’s future financial condition, operating results, strategy and plans; and other factors discussed in Merck KGaA, Darmstadt, Germany’s public reports which are available on the Merck KGaA, Darmstadt, Germany, website at www.emdgroup.com or in Versum’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended on September 30, 2018 and Versum’s other filings with the SEC, which are available at http://www.sec.gov and Versum’s website at www.versummaterials.com. Except as otherwise required by law, Versum assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Important Information and Where to Find It

This communication relates to the proposed merger transaction involving Versum and Merck KGaA, Darmstadt, Germany. In connection with the proposed merger, Versum and Merck KGaA, Darmstadt, Germany, intend to file relevant materials with the SEC, including Versum’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Versum or Merck KGaA,

Darmstadt, Germany, may file with the SEC or send to Versum’s stockholders in connection with the proposed merger. STOCKHOLDERS OF VERSUM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, or Versum’s website at http://investors.versummaterials.com or by phone at 484-275-5907.

Participants in Solicitation

Versum, Merck KGaA, Darmstadt, Germany, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Versum common stock in respect of the proposed transaction. Information about the directors and executive officers of Versum is set forth in Versum’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, which was filed with the SEC on November 21, 2018, and the proxy statement for Versum’s 2019 annual meeting of stockholders, which was filed with the SEC on December 20, 2018. Information about the directors and executive officers of Merck KGaA, Darmstadt, Germany, is set forth on Schedule I of the Schedule 14A filed by Merck KGaA, Darmstadt, Germany, with the SEC on March 22, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.